U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 26, 1999
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                                 Citigroup Inc.
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             (Exact name of registrant as specified in its charter)

    Delaware                        1-9924                      52-1568099
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 (State or other                  (Commission                  (IRS Employer
  jurisdiction of                 File Number)               Identification No.)
  incorporation)



                 153 East 53rd Street, New York, New York 10043
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               (Address of principal executive offices) (Zip Code)


                                 (212) 559-1000
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              (Registrant's telephone number, including area code)


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                                 Citigroup Inc.
                           Current Report on Form 8-K

Item 5.  Other Events.

      On October 18, 1999 Citigroup Inc. announced that Mr. Robert E. Rubin, former U.S. Secretary of the Treasury, has been elected to the Board of Directors of Citigroup.

      Mr. Rubin will serve as Chairman of the Executive Committee of the Board and will work with Mr. Reed and Mr. Weill, Chairmen and Co-Chief Executive Officers, in a newly constituted three-person office of the Chairman.

      Mr. Reed and Mr. Weill said: "Bob's expertise, skills and professional judgment are exactly matched to our worldwide business strategy and we are delighted that he has agreed to join us. As a member of the Office of the Chairman, Bob will participate in strategic managerial and operational matters of the Company, but will have no line responsibilities."

      Separate from his responsibilities with the Company, Mr. Rubin will continue to maintain his personal involvement in public policy issues, including serving as Chairman of the Local Initiative Support Corporation, and as a member of the Board of Mt. Sinai Medical Center, and may serve on corporate or advisory boards or in other similar capacities that do not conflict with his new responsibilities at Citigroup.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: October 26, 1999                   CITIGROUP INC.


                                          By: /s/ Stephanie B. Mudick
                                             --------------------------------
                                          Name:   Stephanie B. Mudick
                                          Title:  Assistant Secretary